EXHIBIT 99.10

LIMITED LIABILITY COMPANY AGREEMENT

OF

CORNERNORTH LLC

A Delaware Limited Liability Company

                This LIMITED LIABILITY COMPANY AGREEMENT OF CORNERNORTH LLC (as amended from time to time, this "Agreement"), dated as of November 1, 2002, is adopted, executed and agreed to by the Sole Member (as defined below).

                1.             Formation.  CORNERNORTH LLC (the "Company") has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (as amended from time to time, the "Act").  Jaime N. Bell is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware.  Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an "authorized person" ceased, and the Managing Member (as defined below) thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act.

                2.             Term.  The Company shall have a perpetual existence.

                3.             Purpose.  The purposes of the Company shall be to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

                4.             Sole Member.  Northwestern Capital Corporation, a Delaware corporation, shall be the sole initial member of the Company (the "Sole Member" and, together with any other person or entity admitted to the Company as a member, the "Members" and each a "Member").

                5.             Membership Interests.  There shall be two classes of membership interests in the Company:  (i) managing membership interests ("Managing Membership Interests"), which shall entitle its holder or holders to all management authority and control of the Company, but no economic interest in the Company, and (ii) non-managing membership interests ("Economic Membership Interests"), which shall entitle its holder or holders to all economic interests in the Company, but no managing interests until the termination of the Managing Membership Interests (all as more fully described in Section 8).  Together, the Managing Membership Interests and the Economic Membership Interests shall be referred to as the "Membership Interests".  Initially, the Sole Member shall own both the Managing Membership Interests and the Economic Membership Interests as set forth below:

Managing Membership Interests:
Northwestern Capital Corporation	100%

Economic Membership Interests:
Northwestern Capital Corporation	100%

                6.             Contributions.  The Sole Member has made an initial contribution to the Company of all of its shares of stock in Cornerstone Propane GP, Inc., a California corporation ("GP Inc."), and has received from the Company in exchange therefor the Membership Interests.  Without creating any rights in favor of any third party, a Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

                7.             Distributions.  Only the holders of the Economic Membership Interests shall be entitled (a) to receive any and all distributions (including, without limitation, liquidating distributions) made by the Company, and (b) to enjoy all other economic rights, benefits and interests in the Company.  The holders of the Managing Membership Interests shall receive no distributions or other economic rights, benefits or interests of the Company.  Notwithstanding any provisions to the contrary contained in this Agreement, the Company shall not be required to make a distribution in respect of Economic Membership Interests if such distribution would violate the Act or any other applicable law.

                8.             Management.  The management of the Company is fully reserved to the Member or Members holding the Managing Membership Interests (the "Managing Member").  The holders of the Managing Membership Interests shall possess the exclusive voting rights on any question or in any proceeding at which Members or holders of the Membership Interests in the Company shall be entitled to vote.  The powers of the Company shall be exercised by or under the authority of the Managing Member, and the general business and affairs of the Company shall be managed by the Managing Member.  In the event there is more than one holder of Managing Membership Interests, all actions of the Managing Member shall require approval of all holders of Managing Membership Interests.  The holders of the Economic Membership Interests (whether or not a Member) in their capacity as such, shall have no right to bind the Company and shall not be entitled to be represented at and to receive notice of any meeting of the holders of the Membership Interests in the Company and shall not vote on any question or in any proceeding at which holders of the Membership Interests in the Company shall be entitled to vote whether such vote arises under the Act or this Agreement.  Notwithstanding the foregoing in this paragraph 8, (a) the Managing Membership Interests shall terminate and expire, (b) all such rights and interests previously attributed to the holders of the Managing Membership Interests shall be assumed by the holders of the Economic Membership Interests, and (c) the Company shall take all action necessary to cause the removal of all directors of GP Inc. affiliated with Northwestern Corporation ("Northwestern") and its affiliates (the "Northwestern Directors"), unless the Northwestern Directors have already resigned, upon the earlier of: (i) 36 months from the date of the contribution by Northwestern Capital Corporation ("NCC") of the stock of GP Inc. to the Company (pursuant to which NCC received the Managing Membership Interests), (ii) a vote approved by the Unitholders (as defined in the amended and restated agreement of limited partnership of Cornerstone Propane Partners, L.P. (the "MLP") (the "MLP Partnership Agreement")) holding at least 66 2/3% of the Outstanding Units (as defined in the MLP Partnership Agreement) to remove the Managing General Partner (as defined in the MLP Partnership Agreement) of the MLP, (iii) the conversion of any debt of the MLP or Cornerstone Propane, L.P. owned by NCC, Northwestern or any of their affiliates into equity, where such conversion is a result of a bankruptcy proceeding or has been agreed to by Northwestern and/or its affiliates, as applicable, or (iv) the majority of the directors of GP Inc. that are not Northwestern Directors (the "Independent Directors") requesting by vote at a duly called meeting that the Northwestern Directors resign.  The preceding sentence of this Agreement cannot be amended unless such proposed amendment has been approved by a majority of the Independent Directors.

                9.             Officers.  The Managing Member may appoint officers of the Company, who may be appointed as president, vice president, secretary, assistant secretary, treasurer, or as such other officers of the Company as the Managing Member may from time to time appoint.  Each officer shall hold office for the term for which he or she is appointed.  Any person may hold any number of offices.  To the full extent permitted by law, the Company shall indemnify and hold harmless each of the officers for any claims, damages, losses or liability arising from or relating to any act, or omission to act, in connection with such officer's appointment or performance of his or her duties hereunder, except to the extent that any such claim, damage, loss or liability is occasioned by the gross negligence, willful default or fraudulent conduct of such officer.

                10.           Dissolution.  The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Managing Member may elect.

                11.           Governing Law.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ITS CONFLICT-OF-LAWS RULES).

                12.           No Third-Party Rights.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of a Member.  Nothing in this Agreement shall be deemed to create any right in any person or entity not a party hereto (other than an assignee of Economic Membership Interests), and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third person.

                13.           Severability of Provisions.  Each provision of this Agreement shall be considered severable and if for any reason any provisions or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

                14.           Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

                15.           Amendments.  Subject to Section 8, this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Managing Member.

                16.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

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                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NORTHWESTERN CAPITAL CORPORATION,
a Delaware corporation

By:	/s/ DANIEL K. NEWELL
Name: Daniel K. Newell
Title: President & Chief Executive Officer